UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 5, 2010

Date of Report (Date of Earliest Event Reported)

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

(419) 626-0830

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Termination Agreement

On April 5, 2010, Cedar Fair, L.P. (the “Company” or “Cedar Fair”), Cedar Fair Management, Inc. (the “General Partner”), Cedar Holdco Ltd (formerly known as Siddur Holdings Ltd., “Parent”), and Cedar Merger Sub LLC (formerly known as Siddur Merger Sub, LLC, “Merger Sub”) terminated the pending acquisition of the Company by Parent. Parent and Merger Sub are affiliates of Apollo Global Management. The termination was effected pursuant to a Termination and Settlement Agreement, dated as of April 5, 2010 (the “Termination Agreement”), by and among the Company, the General Partner, Parent, Merger Sub and certain affiliates of Parent and Merger Sub.

The Termination Agreement terminated (i) the Agreement and Plan of Merger, dated as of December 16, 2009, by and among the Company, the General Partner, Parent and Merger Sub (the “Merger Agreement”), (ii) a Limited Guarantee in favor of the Company by affiliates of Parent and Merger Sub dated December 16, 2009, (iii) certain management term sheets among Parent and certain executives of the Company dated December 16, 2009 and (iv) an Equity Commitment Letter in favor of Parent by affiliates of Parent and Merger Sub. Cedar Fair paid Parent concurrently with the execution of the Termination Agreement $6,500,000 to reimburse Parent for certain expenses incurred in connection with the proposed merger transaction. In addition, both parties will release each other from all obligations with respect to the proposed merger transaction as well as from any claims arising out of or relating to the Merger Agreement.

The foregoing description of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Rights Agreement

On April 5, 2010 (the “Declaration Date”), the General Partner of the Company, declared a distribution of one limited partnership unit purchase right (a “Right”) for each outstanding limited partnership unit (the “Units”) of the Company. The distribution is payable on April 16, 2010 (the “Record Date”) to the unitholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Unit, at a price of $20.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer and Trust Company, LLC as Rights Agent (the “Rights Agent”).

Distribution Date; Exercisability

Initially, the Rights will be attached to all Unit certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of depositary units evidencing limited partnership units (“Depositary Units”) as of the close of business on the earlier to occur of (i) the tenth day following the public announcement that, subject to certain exceptions, a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding Units or (ii) the tenth business day (or such later day as the Board of Directors of the General Partner may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Units (the earlier of such dates being the “Distribution Date”). No person or group of affiliated or associated persons who beneficially owns 20% or more of the voting power of the Company shall become an Acquiring Person unless such person or group shall, after the Declaration Date, increase its voting power (other than as a result of an acquisition of Units by the Company) to an amount equal to or greater than the greater of (x) 20% or (y) the sum of (i) the lowest beneficial ownership of such person or group as a percentage of the voting power as of any date on or after the Declaration Date plus (ii) 0.001%.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Units, (ii) new Unit certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Units outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Units represented by such certificate.

The Rights are not exercisable until the Distribution Date. The Rights will expire on April 5, 2013 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Flip-In

If a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Units (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $20 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $40 worth of Units (or other consideration, as noted above) for $20. Assuming a value of $10 per Unit at such time, the holder of each valid Right would be entitled to purchase four Units for $20.

Flip-Over

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Exchange

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Units or Depositary Units, the General Partner may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Unit per Right (subject to adjustment).

Redemption

At any time prior to such time as any person or group becomes an Acquiring Person, the General Partner may redeem the Rights, in whole but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the General Partner, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Qualified Offers

If the Company receives an offer that satisfies certain criteria detailed in the Rights Agreement (a “Qualifying Offer”) and the General Partner has not redeemed the outstanding Rights, exempted such Qualifying Offer from the terms of the Rights Agreement, or called a special meeting of holders of Units (a “Special Meeting”) by the end of the 90 business days following the commencement of a Qualifying Offer to permit holders of Units to adopt a resolution exempting such Qualifying Offer from the terms of the Rights Agreement (a “Qualifying Offer Resolution”), then holders of record of at least 10% of the outstanding Units may demand a Special Meeting in order to vote to exempt the Qualifying Offer from the terms of the Rights Agreement. If (i) the Special Meeting is not timely convened within 90 business days of such demand or (ii) at the Special Meeting, holders of two-thirds of the Units shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of the Rights Agreement.

Amendment

The terms of the Rights may be amended by the General Partner without the consent of the holders of the Rights, except that from and after the time any person or group becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

Adjustment

The number of outstanding Rights and the number of Units issuable upon exercise of each Right are subject to adjustment under certain circumstances.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a unitholder of the Company, including, without limitation, the right to vote or to receive distributions.

Further Information

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above with respect to the Termination Agreement and the Merger Agreement is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement.—Rights Agreement” for a more complete description of the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On April 6, 2010, in connection with the execution of the Termination Agreement and adoption of a unitholder rights plan described in Item 1.01 above, the Company issued a press release announcing the agreements. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements

Some of the statements contained in this Current Report on Form 8-K (including information included or incorporated by reference herein) may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to Cedar Fair L.P.’s expectations, beliefs and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond the Company’s control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors could adversely affect the Company’s future financial performance and cause actual results to differ materially from the Company’s expectations, including general economic conditions, competition for consumer leisure time and spending, adverse weather conditions, unanticipated construction delays and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”). Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(d)	2.1	Termination and Settlement Agreement, dated as of April 5, 2010, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Cedar Holdco Ltd (formerly known as Siddur Holdings, Ltd.), Cedar Merger Sub LLC (formerly known as Siddur Merger Sub, LLC) and certain affiliates of Cedar Holdco Ltd and Cedar Merger Sub LLC.

	4.1	Rights Agreement, dated as of April 5, 2010, between Cedar Fair L.P. and American Stock Transfer and Trust Company, LLC as Rights Agent.

	99.1	Press release of Cedar Fair, L.P., dated April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Cedar Fair, L.P.

by Cedar Fair Management, Inc.
its General Partner

By:	/s/ PETER J. CRAGE
Name:	Peter J. Crage
Title:	VP Finance and Chief Financial Officer

Date: April 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Termination and Settlement Agreement, dated as of April 5, 2010, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Cedar Holdco Ltd (formerly known as Siddur Holdings, Ltd.), Cedar Merger Sub LLC (formerly known as Siddur Merger Sub, LLC) and certain affiliates of Cedar Holdco Ltd and Cedar Merger Sub LLC.

4.1	Rights Agreement, dated as of April 5, 2010, between Cedar Fair, L.P. and American Stock Transfer and Trust Company, as Rights Agent.

99.1	Press release of Cedar Fair, L.P., dated April 6, 2010